EXHIBIT 32

                           CERTIFICATIONS PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

In connection with the Annual Report of Catalyst Lighting Group, Inc., a Delaware corporation (the "Company"), on Form 10-KSB for the year ended September 30, 2004, as filed with the Securities and Exchange Commission (the "Report"), Dennis H. Depenbusch, Chief Executive Officer of the Company and Brady Basil, Chief Financial Officer of the Company, respectively, do each hereby certify, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. ss. 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Dennis H. Depenbusch
--------------------------------------------
Dennis H. Depenbusch
Chief Executive Officer
December 15, 2004


/s/ Brady Basil
--------------------------------------------
Brady Basil
Chief Financial Officer
December 15, 2004